                                                                     EXHIBIT 4.7

                 SECURITIES PURCHASE AGREEMENT AMENDMENT NO. 1

     THIS SECURITIES PURCHASE AGREEMENT AMENDMENT NO. 1 (this "Amendment"), dated as of October 9, 1997, between AFFILIATED MANAGERS GROUP, INC., a Delaware corporation (the "Issuer"), and the purchaser listed on the signature page hereto (the "Purchaser").

                                  WITNESSETH:

     WHEREAS, the Issuer and the Purchaser are parties to the Securities Purchase Agreement, dated as of August 15, 1997 (the "Purchase Agreement"); and

     WHEREAS, the Issuer has requested amendments to Sections 1.1, 7.2, 7.5, 7.6, 7.13, 8.4, 8.6 and 10.2 of the Purchase Agreement, Schedule I of the Purchase Agreement and to Exhibit D to the Purchase Agreement; and

     WHEREAS, the Purchaser is willing to consent to such request:

     NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

     Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in the Purchase Agreement shall have such meanings when used in this Amendment.


                                   ARTICLE II

                                   AMENDMENTS

     SECTION 2.1. Amendment to Section 1.1. The definition of "Credit Agreement" in Section 1.1 of the Purchase Agreement is amended by adding in the seventh line of such definition the phrase ", whether or not with the same lenders or Administrative Agent" immediately following the phrase "including all refundings and refinancings of the indebtedness thereunder".

     SECTION 2.2. Amendment to Section 7.2. Section 7.2 of the Purchase Agreement is amended by (a) deleting the "and" at the end of clause (i) thereof,
(b) deleting the period at the
end of clause (f) thereof and substituting therefor "; and", and (c) adding the following clause (k) immediately following clause (j) thereof;

          "(k) Indebtedness in the nature of deferred compensation to employees in an aggregate principal amount not exceeding as to the Issuer and its Subsidiaries $1,000,000 at any time outstanding;".

     SECTION 2.3. Amendment to Section 7.4. Section 7.4 of the Purchase Agreement is amended by adding the following subclause at the end thereof:

     "or (c) to the extent the Issuer has complied with the provisions of
     Section 6.13, Guarantee Obligations of a Subsidiary of the Issuer in respect of a guarantee of the performance of the obligations of the Issuer under the Credit Agreement".

     SECTION 2.4. Amendment to Section 7.5. Section 7.5 of the Purchase Agreement is amended by deleting the reference in clause (e) thereof to "$100,000" and substituting therefor "$150,000".

     SECTION 2.5. Amendment to Section 7.6. Section 7.6 of the Purchase Agreement is amended by (a) adding in the ninth line thereof the phrase ", in an aggregate amount since the date hereof exceeding $500,000" immediately after the word "Subsidiary", but before the proviso to such Section, and (b) deleting clause (iii) of the proviso thereto and substituting therefor the following:

     "(iii) the Issuer may make the payments described in or contemplated by
     Section 1.5 of the Stockholders Agreement and may make the deposit of funds into escrow described in and contemplated by such Section 1.5 and the funds so deposited may be released pursuant to the terms of the Escrow Agreement described in such Section 1.5 and dated as of October 9, 1997".

     SECTION 2.6. Amendment to Section 7.13. Section 7.13 of the Purchase Agreement is amended by deleting in subclause (b)(ii) thereof the phrase ", or that impose more restrictive terms or conditions with respect to the payment of the Obligations,".

     SECTION 2.7. Amendment to Section 8.4. Section 8.4 of the Purchase Agreement is amended by deleting the reference to "10 days" in the fifth line thereof and substituting therefor "three Business Days".

     SECTION 2.8. Amendment to Section 8.6. Section 8.6 of the Purchase Agreement is amended by adding the following at the end thereof:

     "unless, in the case of a redemption pursuant to Section 8.1(a) in connection with a Take-Out Financing, the Take-Out Financing fails to be consummated as a result of the underwriters of such financing not purchasing the securities offered in such financing (in which case the Bridge Notes shall be immediately returned to the Holders thereof and interest shall continue to accrue thereon without interruption)."

       SECTION 2.9. Amendment to Section 10.2. Section 10.2 of the Purchase Agreement is amended by deleting the proviso thereto and substituting therefor the following proviso:

       "provided, however, that the Holders may receive (x) shares of capital stock of the Issuer and (y) any debt securities of the Issuer that are subordinated to Senior Indebtedness to at least the same extent as the Notes, so long as (1) such debt securities are not entitled to the benefits of covenants or defaults materially more beneficial to the holders of such debt securities than those in effect with respect to the Bridge Notes on the date hereof (or the Senior Indebtedness, after giving effect to any plan or reorganization or readjustment), (2) such debt securities do not provide for amortization (including sinking fund and mandatory prepayment provisions) commencing prior to the date six months following the final scheduled maturity date of the Senior Debt (as modified by any plan or reorganization or readjustment) and (3) the holders of Senior Indebtedness receive in such reorganization or readjustment a combination of reorganization securities, cash and other property having a value determined in such plan of reorganization or readjustment to be at least equal to the Senior Indebtedness on the date of the confirmation (or similar event) of such plan of reorganization or readjustment (such capital stock and debt securities, "Permitted Junior Securities")."

       SECTION 2.10. Amendments to Schedule I to the Purchase Agreement. Part
(a) of Item 4.4 of Schedule I to the Purchase Agreement is hereby amended by
(i) deleting the number "229,886" found under the subsection entitled "Common Stock" and inserting the number "219,220" in its stead, (ii) deleting the number "61,512" found under the subsection entitled "Class B Non-Voting Common Stock" and inserting the number "66,845" in its stead and (iii) deleting the number "28,000" found under the subsection entitled "Series C-2 Non-Voting Convertible Preferred Stock" and inserting the number "33,333" in its stead.

       Item 4.17 to Schedule I to the Purchase Agreement is hereby amended by
(i) in item 18, deleting "AMG" under the subsection entitled "Ownership" and inserting "AMG/TBC Holdings, Inc." in its stead and (ii) adding new items 19, 20 and 21 as follows:

       "19.   AMG Service Corp., a Delaware corporation
              (a) Ownership
                  AMG                         100 Shares of Common Stock
                                                   par value $.01 per share.

       20.    AMG Finance Trust, a Massachusetts business trust
              (a)  Ownership
                   AMG Service Corp.          100 Shares

     21.  AMG/TBC Holdings, Inc., a Delaware corporation
          (a)  Ownership
               AMG                             100 Shares of Common Stock
                                                  par value $.01 per share"

     SECTION 2.11. Amendment of Exhibit D. Exhibit D to the Purchase Agreement is amended in its entirety as set forth in Annex I hereto.

                                  ARTICLE III

                            MISCELLANEOUS PROVISIONS

     SECTION 3.1. Ratification of and References to the Purchase Agreement. This Amendment shall be deemed to be an amendment to the Purchase Agreement, and the Purchase Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Purchase Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Purchase Agreement as amended hereby.

     SECTION 3.2. Notice Information. For purposes of Section 11.3 of the Purchase Agreement, notices to the Issuer shall be made to Affiliated Managers Group, Inc., Two International Place, 23rd Floor, Boston, Massachusetts 02110,
Attention: Nathaniel Dalton, Senior Vice President, Facsimile No. 617-747-3380, and notices to the Purchaser party hereto shall be made to Chase Equity Associates, L.P., 380 Madison Avenue, New York, New York 10017, Attention: John M.B. O'Connor, Facsimile No. 212-622-3950.

     SECTION 3.3. Acknowledgment. The Purchaser hereby acknowledges receipt of notice from the Issuer under Section 6.14 of the Purchase Agreement of the Issuer's filing of a registration statement relating to the Take-Out Financing.

     SECTION 3.4. Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

     SECTION 3.5. Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

     SECTION 3.6. Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                         ISSUER:

                                         AFFILIATED MANAGERS GROUP, INC.



                                         By: /s/ Sean M. Healey
                                             ----------------------------
                                             Name: Sean M. Healey
                                             Title: Executive Vice President



                                         PURCHASER:

                                         CHASE EQUITY ASSOCIATES, L.P.

                                         By: Chase Capital Partners, its
                                                general partner




                                             By: /s/ John M. B. O'Connor
                                                 -----------------------
                                                 Name: John M. B. O'Connor
                                                 Title: General Partner